                                                                    EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in the PMC International, Inc. Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 1, 1997 accompanying the consolidated financial statements of PMC International, Inc. for the years ended December 31, 1996 and 1995 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.



                                        /s/ SPICER, JEFFRIES & CO.


                                        Spicer, Jeffries & Co.



June 23, 1997